UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 20, 2005

VELOCITY EXPRESS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-28452	87-0355929
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Morningside Drive North,

Building B-Suite 300, Westport, CT 06880

(Address of principal executive offices) (zip code)

(203) 349-4160

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 20, 2005, Velocity Express Corporation, a Delaware corporation (the “Company”), entered into Stock Purchase Agreements (the “Purchase Agreements”) with seven institutional and accredited investors (the “Investors”), a form of the Purchase Agreement is attached as an exhibit to this Report. The Purchase Agreements provide for the private placement of 1,400,000 shares of a newly authorized series of the Company’s preferred stock (the “Series O Convertible Preferred Stock”) in exchange for aggregate gross proceeds of $5,500,000. The financing was completed in accordance with the exemption provided by Rule 506 of Regulation D.

On July 18, 2005 the board of directors of the Company approved the designation of a series of 1,625,000 shares to be issued as a single series to be known as “Series O Convertible Preferred Stock” out of the total authorized number of 299,515,270 shares of the Company’s preferred stock. The Certificate of Designations, Preferences and Rights of Series O Convertible Preferred Stock of the Company (the “Certificate of Designations”) was filed with the Delaware Secretary of State on July 20, 2005. A copy of the Certificate of Designations is attached as an exhibit to this Report, and reference is made to the Certificate of Designations for a complete description of the rights and preferences of the Series O Convertible Preferred Stock.

The Series O Convertible Preferred Stock is entitled to receive in preference to holders of all other classes of stock, other than holders of the Series M and N Preferred Stock, a dividend at the rate of six percent per annum of the Series O stated value. Upon any liquidation, dissolution or winding up of the Company the holders of the shares of Series O Convertible Preferred Stock shall rank senior to the holders of the Common Stock, but junior to the holders of the Series M and N Preferred Stock, as to such distributions, and shall be entitled to be paid an amount per share equal to the Series O stated value plus any accrued and unpaid dividends (the “Liquidation Preference”). In addition to being junior the Series M and N Preferred Stock from the standpoint of liquidation, the Series O Preferred also has reduced voting rights. For example, the approval of at least 62.5% of the outstanding shares of Series O Preferred is not required in order for the Company to merge, dispose of substantial assets, engage in affiliate transactions, pay dividends, authorize new stock options plans, license or sell its intellectual property or change the number of board of directors.

Each of the Investors has the right, at its option at any time, to convert any such shares of Series O Convertible Preferred Stock into such number of fully paid and nonassessable whole shares of Common Stock as is obtained by multiplying the number of shares of Series O Convertible Preferred Stock so to be converted by the Liquidation Preference per share and dividing the result by the conversion price of $4.00 per share subject to certain adjustments.

The Investors are also parties to a Registration Rights Agreement (the “Rights Agreement”), a copy of which is attached as an exhibit to this Report. The Rights Agreement requires the Company to register the common stock resulting from conversion of the Series O Preferred in the next filing of a Form S-1. In addition, the Company must use commercially reasonable efforts to have the registration statement declared effective as soon as practicable and in any event by August 31, 2005.

If (A) the registration statement is not declared effective by August 31, 2005, or (B) after the registration statement has been declared effective by the SEC, sales cannot be made pursuant to such registration statement for any reason, but excluding the inability of any Investor to sell the registrable securities covered thereby due to market conditions and except for certain permitted delays, then the Company will make pro rata payments to each Investor in an amount equal to 1.5% of the aggregate amount invested by such Investor for each 30-day period or pro rata for any portion thereof following the date by which such registration statement should have been effective.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description of Exhibit
1.1	Form of Series O Stock Purchase Agreement, dated July 20, 2005, by and among the Company and each Investor.

1.2	Certificate of Designations.

1.3	Registration Rights Agreement, dated July 20, 2005, by and among the Company and the Investors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2005

VELOCITY EXPRESS CORPORATION

By:	/s/ WESLEY C. FREDENBURG
Name:	Wesley C. Fredenburg
Title:	Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	Form of Series O Stock Purchase Agreement, dated July 20, 2005, by and among the Company and each Investor.

1.2	Certificate of Designations.

1.3	Registration Rights Agreement, dated July 20, 2005, by and among the Company and the Investors.